GulfMark Offshore, Inc.
Announces 4th Quarter 2004 Earnings Release Date
and Conference Call Information

      HOUSTON, TX, March 24, 2005 - GulfMark Offshore, Inc. (NASDAQ:GMRK) today announced plans to report earnings for the fourth quarter and three months ended December 31, 2004, after the market closes on Wednesday, March 30, 2005. The Company will conduct a conference call at 10:00 a.m. EST on Thursday, March 31, 2005, to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial (800) 473-8796 in the United States or (816) 650-0765 from outside the country.

      The conference call may also be accessed via the Internet at http://www.vcall.com.

      A telephonic replay of the conference call will be available for 4 days, starting approximately 1 hour after the completion of the call, and can be accessed by dialing (800) 252-6030 (international calls should use (402) 220-2491) and entering access code 40068776. A replay will be available for approximately 30 days through the Internet and can be accessed by visiting the above-referenced Internet address.

      GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of fifty-four (54) offshore support vessels, primarily in the North Sea, offshore Southeast Asia, Brazil and India.

Contact:             Edward A. Guthrie, Executive Vice President
                             (713) 963-9522

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the Company's filings with the SEC. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.